Exhibit 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Micromem Technologies Inc. (the ''Company'') on Form 20-F for the Fiscal Year Ended October 31, 2008 (the ''Report''), I, Dan Amadori, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, based on my knowledge, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 18, 2009	/s/ Dan Amadori
Dan Amadori
Chief Financial Officer
(Principal financial officer)